SANTANDER BANCORP

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	QTD	QTD	QTD
			As restated
	Mar. 31,	Dec. 31,	Mar. 31,	1Q04/4Q03	1Q04/1Q03
	2004	2003	2003	Variation	Variation

Interest Income	$85,827	$86,140	$79,022	-0.36%	8.61%
Tax equivalent adjustment	4,740	5,184	4,391	-8.56%	7.95%
Interest income on a tax equivalent basis	90,567	91,324	83,413	-0.83%	8.58%
Interest expense	31,851	31,384	35,395	1.49%	-10.01%
Net interest income on a tax equivalent basis	58,716	59,940	48,018	-2.04%	22.28%
Provision for loan losses	8,750	15,000	12,065	-41.67%	-27.48%

Net interest income on a tax equivalent basis after provision	49,966	44,940	35,953	11.18%	38.98%
Other operating income	24,763	24,053	23,778	2.95%	4.14%
Gain on sale of securities	8,903	779	4,669	1042.88%	90.68%
Gain on sale of loans	212	2,982	290	-92.89%	-26.90%
Gain on sale of building	2,754	-	-	N/A	N/A
Other operating expenses	54,174	57,532	54,509	-5.84%	-0.61%
Income on a tax equivalent basis before income taxes	32,424	15,222	10,181	113.01%	218.48%
Provision (credit) for income taxes	2,469	(5,704)	652	-143.29%	278.68%
Tax equivalent adjustment	4,740	5,184	4,391	-8.56%	7.95%
NET INCOME (LOSS)	$25,215	$15,742	$5,138	60.18%	390.76%

SELECTED RATIOS:

Per share data (1):
Earnings (loss) per common share	$0.59	$0.28	$0.09
Average common shares
outstanding	42,398,954	42,398,954	42,258,960
Common shares outstanding
at end of period	42,398,954	42,398,954	42,398,954
Cash Dividends per Share:
Preferred Stock*	$-	$1.41	$0.44
Common Stock	$0.11	$0.11	$0.11

(1) Per share data is based on the average number of shares
outstanding during the period.
Basic and diluted earnings per share are the same.
*Including redemption premium in Dec. 2003

SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2004 AND 2003 AND DECEMBER 31, 2003
(Dollars in thousands, except per share data)

ASSETS

		As restated
	(Unaudited)	(Unaudited)	(Audited)	Variance
	31-Mar-04	31-Mar-03	31-Dec-03	03/04-12/03
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$131,001	$121,552	$99,183	$0.32
Interest bearing deposits	51,671	197,782	15,300	2.38
Federal funds sold and securities purchased under agreements to resell	295,725	342,350	278,750	0.06
Total cash and cash equivalents	478,397	661,684	393,233	0.22
INTEREST BEARING DEPOSITS	$10,000	$-	10,000	N/A
TRADING SECURITIES	57,808	20,259	42,547	0.36
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,347,181	964,660	1,664,311	(0.19)
INVESTMENT SECURITIES HELD TO MATURITY, at amortized cost	832,627	905,574	833,127	(0.00)
LOANS HELD FOR SALE, net	294,874	226,311	297,201	(0.01)
LOANS, net	4,147,714	3,873,606	3,917,566	0.06
ALLOWANCE FOR LOAN LOSSES	(72,802)	(58,967)	(70,572)	0.03
PREMISES AND EQUIPMENT, net	51,747	62,646	61,107	(0.15)
ACCRUED INTEREST RECEIVABLE	36,472	38,481	36,398	0.00
GOODWILL	34,791	34,791	34,791	0.00
INTANGIBLE ASSETS	4,454	5,864	4,662	(0.04)
OTHER ASSETS	178,587	115,155	142,050	0.26
	$7,401,850	$6,850,064	$7,366,421	$0.00

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Non-interest bearing	$704,974	$627,604	$700,413	0.01
Interest bearing	3,443,773	3,393,197	3,441,815	0.00
Total deposits	4,148,747	4,020,801	4,142,228	0.00
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	315,000	224,700	350,000	(0.10)
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	1,686,090	1,270,492	1,808,238	(0.07)
COMMERCIAL PAPER ISSUED	374,753	249,798	254,904	0.47
TERM NOTES	180,750	304,794	165,966	0.09
CAPITAL NOTES	15,925	28,925	15,925	0.00
ACCRUED INTEREST PAYABLE	23,884	26,994	18,728	0.28
OTHER LIABILITIES	148,377	121,643	129,600	0.14
	$6,893,526	$6,248,147	$6,885,589	0.00

STOCKHOLDERS' EQUITY:
Series A Preferred stock, $25 par value; 10,000,000 shares authorized;
2,610,008 shares issued and outstanding in March 2003	-	65,250	-	N/A
Common stock, $2.50 par value; 200,000,000 shares authorized;
46,410,214 shares issued;
42,398,954 shares outstanding in March 2004, 2003 and December 2003.	116,026	116,026	116,026	0.00
Capital paid in excess of par value	211,742	211,742	211,742	0.00
Treasury stock at cost, 4,011,260 shares in March 2004, 2003 and December 2003.	(67,552)	(67,552)	(67,552)	0.00
Accumulated other comprehensive loss, net of taxes	(12,521)	(11,341)	(19,465)	(0.36)
Retained earnings-
Reserve fund	119,432	116,482	119,432	0.00
Undivided profits	141,197	171,310	120,649	0.17
Total stockholders' equity	508,324	601,917	480,832	0.06
	$7,401,850	$6,850,064	$7,366,421	0.00

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED MARCH 31, 2004 AND 2003

(Dollars in thousands, except per share data)

	For the quarters ended
		As restated
	(Unaudited)	(Unaudited)
	March 31,	March 31,
	2004	2003
INTEREST INCOME:
Loans	$57,900	$60,262
Investment securities	27,215	18,153
Interest bearing deposits	132	217
Federal funds sold and securities purchased under
agreements to resell	580	390
Total interest income	85,827	79,022

INTEREST EXPENSE:
Deposits	13,180	16,067
Securities sold under agreements to repurchase
and other borrowings	18,649	19,110
Subordinated capital notes	22	218
Total interest expense	31,851	35,395

Net interest income	53,976	43,627

PROVISION FOR LOAN LOSSES	8,750	12,065

Net interest income after provision for loan losses	45,226	31,562

OTHER INCOME:
Bank service charges, fees and other	9,645	10,231
Broker/dealer, asset management and insurance fees	12,556	11,471
Gain on sale of securities	8,903	4,669
Gain on sale of mortgage servicing rights	91	125
Gain on sale of loans	212	290
Gain on sale of building	2,754	-
Other income	2,471	1,951
Total other income	36,632	28,737

OTHER OPERATING EXPENSES:
Salaries and employee benefits	23,549	21,825
Occupancy costs	3,400	3,276
Equipment expenses	2,164	2,344
EDP servicing, amortization and technical expenses	8,231	8,301
Communication expenses	2,109	1,599
Business promotion	1,680	2,026
Other taxes	2,275	2,569
Other operating expenses	10,766	12,569
Total other operating expenses	54,174	54,509

Income before provision for income tax	27,684	5,790

PROVISION FOR INCOME TAX	2,469	652

NET INCOME	25,215	5,138
DIVIDENDS TO PREFERRED SHAREHOLDERS	-	1,142
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	25,215	3,996
EARNINGS PER COMMON SHARE	$0.59	$0.09

SANTANDER BANCORP

	QTD	QTD	2003
		As restated
	March 31,	March 31,	Year to	Fourth
SELECTED RATIOS	2004	2003	Date	Quarter

Net interest margin (1)	3.42%	3.17%	3.30%	3.48%
Return on average assets (2)	1.40%	0.32%	0.59%	0.87%
Return on average common equity (2)	21.01%	3.02%	6.08%	8.89%
Efficiency Ratio (1,3)	67.71%	75.62%	70.10%	66.15%
Fee income to revenues	29.95%	26.67%	26.92%	24.41%
Capital:
Total capital to risk-adjusted assets	10.97%	13.16%	0.00%	10.41%
Tier I capital to risk-adjusted assets	9.39%	11.91%	0.00%	8.84%
Leverage ratio	6.33%	8.29%	0.00%	6.04%
Non-performing loans to total loans	2.11%	2.88%	0.00%	2.33%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	2.18%	2.94%	0.00%	2.39%
Allowance for loan losses to non-
performing loans	77.74%	49.94%	0.00%	71.74%
Allowance for loans losses to period-
end loans	1.64%	1.44%	0.00%	1.67%

OTHER SELECTED FINANCIAL DATA	31-Mar-04	31-Mar-03	31-Dec-03
	(dollars in millions)
Customer Financial Assets Under Control:
Bank deposits (excluding brokered deposits)	$3,788.7	$3,755.6	$3,782.8
Broker-dealer customer accounts	4,053.1	3,176.8	3,727.4
Mutual fund and assets managed	2,065.8	1,360.5	1,859.0
Trust, institutional and private accounts assets under management	1,326.4	929.9	1,300.6
Total	$11,234.0	$9,222.8	$10,669.7

(1) On a tax-equivalent basis.
(2) Ratios for the quarters are annualized.
(3) Operating expenses divided by net interest income, excluding on a tax equivalent basis, plus other income,
gain on sale of securities (and gain on sale of building for 1Q04).